Exhibit 99.2

Hercules Technology Growth Capital Announces Intention to Partially Redeem

its 7.00% Senior Unsecured Notes due September 2019

Palo Alto, Calif., November 4, 2015 – Hercules Technology Growth Capital, Inc. (NYSE: HTGC)(“Hercules” or the “Company”), the leading specialty financing provider to innovative venture growth stage companies backed by leading venture capital firms, today announced it intends to redeem $40.0 million (face value) of the $85.9 million in issued and outstanding aggregate principal amount of the Company’s 7.00% Senior Unsecured Notes due September 2019 (CUSIP No. 427096870) (the “Notes”), which were issued pursuant to the indenture (the “Base Indenture”) dated as of March 6, 2012, between the Company and U.S. National Bank Association, as trustee, as supplemented by the second supplemental indenture dated as of September 24, 2012 (together with the Base Indenture, the “Indenture”). The partial redemption of the Notes will result in interest expense savings if the Notes were otherwise left outstanding through maturity, but will also accelerate the amortization of certain underwriting fees and other debt issuance costs resulting in an increase in related expenses in the period the Notes are redeemed. Hercules currently intends to make additional redemptions on the Notes throughout calendar year 2016, depending on its anticipated liquidity position. The Company will provide notice for, and complete all, redemptions in compliance with the terms of the Indenture.

About Hercules Technology Growth Capital, Inc.

Hercules Technology Growth Capital, Inc. (NYSE: HTGC) is the leading specialty finance company focused on providing senior secured venture growth loans to high-growth, innovative venture capital-backed companies in the technology, biotechnology, life sciences, healthcare, and energy & renewable technology industries. Since inception (December 2003), Hercules has committed more than $5.5 billion to over 325 companies and is the lender of choice for entrepreneurs and venture capital firms seeking growth capital financing. Companies interested in learning more about financing opportunities should contact info@htgc.com, or call 650.289.3060.

Hercules’ common stock trades on the New York Stock Exchange under the ticker symbol “HTGC.”

In addition to the Notes which trade on the NYSE under the symbol “HTGY”, Hercules has two outstanding bond issuances of 7.00% Senior Notes due April 2019 and 6.25% Notes due July 2024, which trade on the NYSE under the symbols “HTGZ,” and “HTGX,” respectively.

Forward-Looking Statements

The information disclosed in this press release is made as of the date hereof and reflects Hercules most current assessment of its historical financial performance. Actual financial results filed with the Securities and Exchange Commission may differ from those contained herein due to timing delays between the date of this release and confirmation of final audit results. These forward-looking statements are not guarantees of future performance and are subject to uncertainties and other factors that could cause actual results to differ materially from those expressed in the forward-looking statements including, without limitation, the risks, uncertainties, including the uncertainties surrounding the current market volatility, and other factors the Company identifies from time to time in its filings with the Securities and Exchange Commission. Although Hercules believes that the assumptions on which these forward-looking statements are based are reasonable, any of those assumptions could prove to be inaccurate and, as a result, the forward-looking statements based on those assumptions also could be incorrect. You should not place undue reliance on these forward-looking statements. The forward-looking statements contained in this release are made as of the date hereof, and Hercules assumes no obligation to update the forward-looking statements for subsequent events.

Contact:

Michael Hara

Investor Relations and Corporate Communications

Hercules Technology Growth Capital, Inc.

(650) 433-5578 HT-HN

mhara@htgc.com